BANGOR HYDRO-ELECTRIC COMPANY



                                  FORM 10-K







                                EXHIBIT 4(c)
                                -------------




                                                             EXECUTION COPY


          THIRD AMENDMENT, dated as of November 20, 1997 (this "AMENDMENT"), to the CREDIT AGREEMENT, dated as of June 30, 1995, as amended by the First Amendment thereto dated as of October 2, 1995 and the Second Amendment thereto dated as of June 6, 1997 (as further amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Bangor Hydro-Electric Company, a Maine corporation (the "COMPANY"), the several banks from time to time parties to the Credit Agreement (individually, a "BANK" and collectively, the "BANKS"), The Chase Manhattan Bank (formerly known as Chemical Bank), as administrative agent for the Banks, and Fleet Bank of Maine and The First National Bank of Boston, as co-agents (in such capacity, the "CO-AGENTS"). Terms defined in the Credit Agreement shall be used in this Amendment with their defined meanings unless otherwise defined herein.


                            W I T N E S S E T H :
                            -------------------

          WHEREAS, pursuant to Waivers with respect to the Credit Agreement, dated as of September 30, 1997 and November 13, 1997, respectively, the Banks parties thereto temporarily waived compliance by the Company with Section 6.8 of the Credit Agreement for the period of four consecutive fiscal quarters ended September 30, 1997; and

          WHEREAS, the Company has requested the Banks to (i) permanently waive, subject to certain conditions, compliance by the Company with Section
6.8 of the Credit Agreement and the other financial covenants contained in the Credit Agreement for the periods of four consecutive fiscal quarters ended September 30, 1997 and December 31, 1997, (ii) provide for the restructuring of the PERC Contract as further described below, (iii) permit the UNITIL Contract to be monetized as further described below and (iv) to make certain other changes to the Credit Agreement on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


     I.   AMENDMENTS.
          ----------

          1.  The definition of "Applicable Base Rate Margin" contained in
Section 1.1 of the Credit Agreement is hereby amended by adding a new column at the end thereof as follows:

                         Level VI
                         STATUS
                         --------
                         2.50%

          2.  The definition of "Applicable Eurodollar Margin" contained in
Section 1.1 of the Credit Agreement is hereby amended by adding a new column at the end thereof as follows:

                         Level VI
                         STATUS
                         3.50%

          3.  The definition of "Commitment Fee Rate" contained in Section
1.1 of the Credit Agreement is hereby amended by adding a new row at the end thereof as follows:

                    Level VI Status     0.75%

          4. Each of the definitions contained in Section 1.1 of the Credit Agreement and set forth below is hereby amended and restated in its entirety as follows:

          "LEVEL V STATUS": exists at any date if, at such date, neither Level I Status, Level II Status, Level III Status nor Level IV Status exists and the Company has a long-term senior secured debt rating (whether or not published) of BB- or better by S&P AND, unless the Company is then unrated by Moody's, Ba3 or better by Moody's.

          "STATUS": the existence of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status, as the case may be.

          5. The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

          "LEVEL VI STATUS": exists at any date if, at such date, none of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists.

          "PERC":  Penobscot Energy Recovery Company.

          "PERC CONTRACT RESTRUCTURING": a series of transactions involving the Company, the Municipal Review Committee, Inc., Energy National, Inc., PERC Management Company, The Prudential Insurance Company of America and PERC, regarding the restructuring of an Agreement dated as of June 21, 1984 between the Company and PERC and amended on March 24, 1986. The transactions are substantially outlined in a letter from PERC dated June 30, 1997, attached as Annex A to the Third Amendment to this Agreement, and include provisions for periodic payments to the Company out of the net profits from operations of PERC (the "PERC Rebates").

          "PERC REBATES": as defined in the definition of "PERC Contract Restructuring".

          "UNITIL MONETIZATION": a transaction, consummated on or prior to January 15, 1998, pursuant to which (a) the UNITIL Contract will be transferred to a special purpose Subsidiary of the Company that will hold no other assets (the "UNITIL SPC"), (b) the UNITIL SPC will incur Debt (the "UNITIL SPC Debt") secured by the UNITIL Contract and distribute the proceeds thereof to the Company and (c) the Company shall receive net cash proceeds therefrom of at least $25,000,000.

          "UNITIL MONETIZATION DATE": the date of consummation of the UNITIL Monetization.

          "UNITIL SPC":  as defined in the definition of "UNITIL
     Monetization".

          "UNITIL SPC Debt": as defined in the definition of "UNITIL Monetization".

          6. Section 1.2 of the Credit Agreement is hereby amended by adding the following paragraph to the end thereof:

               "(c) Notwithstanding anything to the contrary in this Agreement, if the Company is required to write off (the "Maine Yankee Write-off") the unamortized "Deferred Maine Yankee Refueling Cost" (those costs relating to the 1997 scheduled Maine Yankee refueling outage which were deferred by the Company for future recovery in electric rates and which are classified as "Deferred Maine Yankee Refueling Cost" on the Company's financial records), then, for the purposes of calculating the financial covenants contained in Sections 6.7, 6.8 and 6.9 as at any date during the Company's 1998 fiscal year,
     (i) Consolidated Adjusted EBIT shall be increased (without duplication of any other increase) to the extent the Maine Yankee Write-off is reflected as a charge in the relevant statement of Consolidated Net Income for the relevant period and (ii) any reduction in Consolidated Net Worth or the amount described in clause (b) of the definition of "Consolidated Total Capitalization" resulting from the Maine Yankee Write-off shall be disregarded; PROVIDED, that in each case the amount of any such adjustment shall not exceed $2,000,000."

          7. The sentences added to paragraph (b) of Section 2.11 of the Credit Agreement pursuant to the Second Amendment to the Credit Agreement are hereby amended and restated in their entirety as follows:

     "In addition, in the event that the UNITIL Monetization shall be consummated, the Revolving Credit Commitments shall be automatically and permanently reduced (a) on the date thereof, in the aggregate amount of $19,000,000, and (b) on the earlier of (i) December 31, 1998 and (ii) the date of consummation of the UNITIL Transfer, in the aggregate amount of $6,000,000. In addition, in the event that the UNITIL Transfer shall be consummated, the Revolving Credit Commitments shall be automatically and permanently reduced on the first anniversary thereof in the aggregate amount of 25% of the excess, if any, of the Net Cash Proceeds of the UNITIL Transfer received by the Company or the UNITIL SPC OVER the Base Amount (as defined below) and (c) on the second anniversary thereof in the aggregate amount of 25% of the excess, if any, of the Net Cash Proceeds of the UNITIL Transfer received by the Company or the UNITIL SPC OVER the Base Amount. As used herein, "Base Amount" means, as of any date, an amount equal to (i) $40,000,000 MINUS (ii) the product of $300,000 TIMES the number of calendar months commencing after September 30, 1997 and ending prior to such date. Each reduction in the Revolving Credit Commitments pursuant to the preceding sentences shall be accompanied by a prepayment of the Revolving Credit Loans in an aggregate amount equal to the amount of such commitment reduction."

          8. Section 6.3 of the Credit Agreement is hereby amended by amending and restating paragraph (g) thereof, and adding new paragraphs (h) and (i) to the end thereof, as follows:

          "(g) Unsecured Debt incurred by the Company in connection with the restructuring of the PERC Contract so long as the aggregate principal amount of Debt incurred pursuant to this paragraph (g) does not exceed $6,000,000;

          (h)  Guarantees of the Company of the UNITIL SPC Debt; and

          (i) Guarantees of the Company of scheduled payments of principal and interest (not to exceed $4,200,000 in the aggregate in any fiscal year of the Company) in respect of Debt of PERC, but only on the scheduled dates, and at the rates, as originally in effect (it being understood that the making of such Guarantee shall be subject to prior review by the Administrative Agent of the documentation in respect thereof for the purpose of establishing compliance with the requirements of this paragraph)."

          9. Section 6.5 of the Credit Agreement is hereby amended by adding a new paragraph (o) to the end thereof which shall read in its entirety as follows:

          "(o)  Liens on the PERC Rebates securing Debt incurred pursuant to
     Section 6.3(g), so long as such Debt is incurred on or prior to December 31, 1998"

          10. Effective on the UNITIL Monetization Date, the tables set forth in Sections 6.7, 6.8 and 6.9 shall automatically be replaced with the following tables

          SECTION 6.7:
          -----------

          Period                                  Ratio
          ------                                  -----

          UNITIL Monetization Date - 6/30/98           0.73 to 1.0
          7/1/98 - 12/31/98                            0.72 to 1.0
          1/1/99 to and including - 12/31/99           0.70 to 1.0
          1/1/00 and thereafter                        0.68 to 1.0

          SECTION 6.8:
          -----------

          Period                                  Ratio
          ------                                  -----

          UNITIL Monetization Date - 3/31/98           No test required
          4/1/98 - 6/30/98                        0.95 to 1.0
          7/1/98 - 9/30/98                        1.05 to 1.0
          10/1/98 - 12/31/98                      1.25 to 1.0
          1/1/99 - 12/31/99                       1.40 to 1.0
          1/1/00 and thereafter                   1.50 to 1.0

          SECTION 6.9:
          -----------

          Period                                  Amount
          ------                                  ------

          UNITIL Monetization Date - 3/31/98      $103,000,000
          4/1/98 - 9/30/98                        $104,000,000
          10/1/98 - 12/31/98                      $105,000,000
          1/1/99 - 12/31/99                       $107,000,000
          1/1/00 and thereafter                   $110,000,000

          11. The first sentence added to Section 6.12 of the Credit Agreement pursuant to the Second Amendment thereto is hereby amended and restated in its entirety as follows:

     "Neither the Company nor any of its Subsidiaries shall sell, assign, transfer or otherwise dispose of (other than pursuant to the Security Agreement or the UNITIL Monetization) all or any part of its rights or interests under the UNITIL Contract (the "UNITIL Transfer") unless (a) the UNITIL Transfer is consummated after the UNITIL Monetization has been consummated, (b) the consideration paid to the UNITIL SPC in connection with the UNITIL Transfer is entirely in the form of cash and
     (c) the Net Cash Proceeds of the UNITIL Transfer received by the Company pursuant to Section 6.17(b) equal at least $6,000,000."

          12. Article VI of the Credit Agreement is hereby amended by adding a new Section 6.17 to the end thereof which shall read in its entirety as follows:

          "SECTION 6.17 UNITIL SPC DISTRIBUTIONS. The Company shall cause the UNITIL SPC (a) on the last Business Day of each calendar month, to dividend to the Company all proceeds of the UNITIL Contract not otherwise required to pay principal and interest in respect of the UNITIL SPC Debt (but, in each case, only on the original scheduled dates, and at the rates, as initially in effect), or to fund a debt reserve account (in an aggregate amount not to exceed $1,500,000 at any one time) in respect of the UNITIL SPC Debt, during such month and (b) in the event that the UNITIL SPC consummates the UNITIL Transfer, to dividend to the Company on the date of the UNITIL Transfer all cash proceeds thereof, net of the amount of such proceeds applied to repay the UNITIL SPC Debt and pay related transaction costs (which net amount shall, in any event, be sufficient to repay the amounts required to be repaid by the Company pursuant to Section 2.11(b))."


     II.  WAIVER.
          ------

          The parties hereto hereby agree that, until but excluding January 15, 1998 (the "WAIVER EXPIRATION DATE"), no Default or Event of Default shall be deemed to have occurred under the Credit Agreement as a result of any default (a "FINANCIAL COVENANT DEFAULT") in the observance of the covenants contained in Sections 6.7, 6.8 and 6.9 of the Credit Agreement for the periods of four consecutive fiscal quarters ending September 30, 1997 and December 31, 1997. It is understood that an Event of Default as a result of any such Financial Covenant Default shall be deemed to have occurred and be continuing from and after the Waiver Expiration Date unless (a) such Event of Default shall have been waived by the Majority Banks in accordance with
Section 9.5 of the Credit Agreement or (b) the UNITIL Monetization Date shall have occurred on or prior to the Waiver Expiration Date (in which case this waiver shall become permanent).

     II.  MISCELLANEOUS.
          -------------

          1. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants as of the date hereof that, after giving effect to this Amendment, (a) no Default or Event of Default has occurred and is continuing and (b) all representations and warranties of the Company contained in the Loan Documents are true and correct in all material respects with the same effect as if made on and as of such date.

          2. EXPENSES. The Company agrees to pay or reimburse the Administrative Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

          3. NO CHANGE. Except as expressly provided herein, no term or provision of the Credit Agreement shall be amended, modified or supplemented, and each term and provision of the Credit Agreement shall remain in full force and effect.

          4. EFFECTIVENESS. This Amendment shall become effective as of the date hereof upon (a) receipt by the Administrative Agent of counterparts hereof duly executed by the Company and the Banks, (b) receipt by the Administrative Agent of an amended and restated Security Agreement in form and substance satisfactory to it, which shall provide for (i) the release of the security interest in the UNITIL Contract effective on the UNITIL Monetization Date, (ii) a first priority assignment (subject only to any Lien permitted by Section 6.5(o)) of the PERC Rebates, and (iii) a first priority pledge of the Company's equity interest (including all dividends and other proceeds in respect thereof) in the UNITIL SPC, and (c) receipt by the Administrative Agent of an amendment fee in the aggregate amount of $125,000, to be distributed by the Administrative Agent to the Banks PRO RATA based on the amounts of their respective Revolving Credit Commitments and Term Loans.

          5. COUNTERPARTS. This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          6. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                              BANGOR HYDRO-ELECTRIC COMPANY

                              By: /s/ Frederick S. Samp
                                 ----------------------
                                Title: Vice President


                              THE CHASE MANHATTAN BANK, as Administrative
                              Agent and as a Bank

                              By:________________________________
                                Title:


                              THE FIRST NATIONAL BANK OF BOSTON

                              By:________________________________
                                Title:


                              THE BANK OF NEW YORK

                              By:________________________________
                                Title:


                              FLEET BANK OF MAINE

                              By:________________________________
                                Title:


                              KEY BANK

                              By:________________________________
                                Title:


                              THE TORONTO-DOMINION BANK

                              By:________________________________
                                Title: